Exhibit 4.3

[Form of Security]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CORPORACIÓN ANDINA DE FOMENTO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

CUSIP NO.	No. R-
ISIN NO.
Common Code:

CORPORACIÓN ANDINA DE FOMENTO

[Title of Security]

1. CORPORACIÓN ANDINA DE FOMENTO (“CAF”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of

                 [US DOLLARS]

([USD]          ,          ,         )

on                     , and to pay interest on said principal sum from                      or from the most recent [                     or                     ] to which such interest has been paid or duly provided for, [semi-annually] on each [                     and                     ], commencing                     , at the rate [of          % per annum], until payment of said principal sum has been made or duly provided for. If such principal payment date or any interest payment date would otherwise be a day which is not a Business Day (as defined below), such principal payment date or any such interest payment date shall be postponed to the next Business Day. Business Day means any day on which commercial banks and foreign exchange markets settle payments in The City of New York. The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the person in whose name this [Global] Security (as defined in paragraph 6) is registered at the close of business on the preceding [                     or                     ], as the case may be (“Record Date”). Interest will be calculated on the basis of [a 360-day year, consisting of twelve 30-day months]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this [Global] Security is registered on such Record Date and may be paid to the person in whose name this [Global] Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by CAF or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which [the Securities (as defined in paragraph 3) evidenced by] this [Global] Security may be listed. CAF and the Fiscal Agent may deem and treat the registered owner hereof as the absolute owner hereof (notwithstanding any notice of ownership or writing) for the purpose of receiving payment hereon and for all other purposes whether or not this [Global] Security or any of the Securities evidenced hereby shall be overdue.

*	Include if a Global security.

Payment of the principal of and interest on this [Global] Security will be made in immediately available funds in [US Dollars or in such other coin or currency of the United States of America] as at the time of payment is legal tender for the payment therein of public and private debts. [In the case of a Security in definitive form (as provided in paragraph 6), payment of the principal will be made against presentation and surrender of the Security at the corporate trust office of the Fiscal Agent, as paying agent, in The City of New York and at the offices of such other paying agents as CAF shall have appointed. Payment of interest on each Security in definitive form will be made at the corporate trust office of the Fiscal Agent in The City of New York and at the offices of such other paying agents as CAF shall have appointed, provided that interest on each Security may be paid (i) by a [US Dollar] check drawn on a bank in The City of New York mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in paragraph 6) on the Record Date for such payment or (ii) at the request of a Holder (as defined in paragraph 3) of more than one million US Dollars (USD 1,000,000.00)* principal amount (or the equivalent thereof in another currency or currency unit) of Securities, by wire transfer to such Holder.] CAF covenants that until this [Global] Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on this [Global] Security have been made available for payment and either paid or returned to CAF as provided herein, CAF will at all times maintain an office or agency in The City of New York for the payment of the principal of and interest on the Securities as herein provided.

2. All payments of principal and interest in respect of the Securities by or on behalf of CAF will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any of the full member shareholder countries of CAF or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, CAF will pay such additional amounts as will result in receipt by the Holder of Securities after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Securities presented for payment:

(i) by or on behalf of a Holder of a Security who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of having some connection with any of the full member shareholder countries of CAF other than the mere holding of the Security; or

(ii) if such withholding or deduction may be avoided by a Holder of a Security complying with a request of CAF relating to any certification, identification or other reporting concerning its nationality, residence, identity or connection with any full member shareholder country of CAF if the Holder is able to comply with the request without undue hardship and CAF has provided the notice in writing at least 60 days before such information is required to be provided by the Holder; or

(iii) more than 30 days after the Relevant Date, except to the extent that the Holder of such Security would have been entitled to such additional amounts on presenting such Security for payment on the last day of such period of 30 days; or

*	If the Security is denominated in another currency or currency unit, insert the amount of such currency or currency unit that is the equivalent (rounded upwards) of USD 1,000,000.00.

(iv) if such withholding or deduction is imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

Any reference in this section to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this section.

As used herein, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Fiscal Agent on or prior to the due date, it means the first date on which, the full amount of the moneys having been so received and being available for payment to Holders of Securities, notice to that effect will have been duly published as set forth herein.

3. This [Global] Security is [a permanent global security evidencing] [one of] the series of a duly authorized issue of debt securities of CAF, initially issued in the aggregate principal amount of [            ] US Dollars (USD                     ), known as its “[Title of Securities]” (the “Securities”). CAF has, for the benefit of the Holders from time to time of the Securities, entered into a Fiscal Agency Agreement, dated as of March 17, 1998 (the “Fiscal Agency Agreement”), with The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as Fiscal Agent, copies of which Agreement are on file and available for inspection during normal business hours at the corporate trust office of the Fiscal Agent in The City of New York. The Bank of New York Mellon and its respective successors as Fiscal Agent are herein called “Fiscal Agent”. As used herein, the term “Holder” means the person in whose name the Security is registered in the Security Register.

4. The Securities constitute direct, unconditional, unsecured and general obligations of CAF. So long as any of the Securities shall be outstanding and unpaid, but only up to the time amounts sufficient for payment of all principal and interest have been placed at the disposal of the Fiscal Agent, CAF will not cause or permit to be created on any of its property or assets any mortgage, pledge or other lien or charge as security for any bonds, notes or other evidences of indebtedness heretofore or hereafter issued, assumed or guaranteed by CAF for money borrowed (other than purchase money mortgages, pledges or liens on property purchased by CAF as security for all or part of the purchase price thereof), unless the Securities shall be secured by such mortgage, pledge or other lien or charge equally and ratably with such other bonds, notes or evidences of indebtedness.

Subject to the preceding paragraph, the Securities and each of them will rank pari passu with all other unsecured Indebtedness of CAF, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application. “Indebtedness” means all indebtedness of CAF in respect of monies borrowed by CAF and guarantees given by CAF for monies borrowed by others.

5. The Securities may be redeemed at our option in whole, but not in part [at any time]*[on any interest payment date]† on giving not less than 30 nor more than 60 days’ notice to the Holders of the Securities (which notice shall be irrevocable), at the principal amount of such Securities [or [insert other amount or provision for determining such other amount]], together with interest accrued (if any) to the date fixed for redemption, if:

*	Include if floating rate note provisions are not applicable.
†	Include if floating rate note provisions are applicable.

(i) CAF has or will become obliged to pay additional amounts as provided or referred to herein as a result of any change in, or amendment to, the laws or regulations of any of the full member shareholder countries of CAF or any political subdivision or any authority therein or thereof having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first tranche of the Securities; and

(ii) such obligation cannot be avoided by CAF taking reasonable measures available to CAF,

provided, however, that no such notice of redemption shall be given earlier than [90 days prior to the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the Securities were then due]*[60 days prior to the interest payment date occurring immediately before the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the Securities were then due]†.

Prior to the publication of any notice of redemption pursuant to this section, CAF shall deliver to the Fiscal Agent (a) a certificate signed by two authorized officers of CAF stating that CAF is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of CAF so to redeem have occurred and (b) an opinion of independent legal advisers of recognized standing to the effect that CAF has or will become obliged to pay such additional amounts as a result of such change or amendment. Upon the expiration of any such notice as is referred to in this section, CAF shall be bound to redeem the Securities in accordance with this section.

6. [Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without interest coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof (each, a “Global Security”), and (i) no Global Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provisions of the Fiscal Agency Agreement or this Global Security, a Global Security shall be transferred to, or exchanged for registered Securities registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if (i) DTC (a) notifies CAF that it is unwilling or unable to continue as depositary for such Global Security or (b) ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor depositary is not appointed by CAF within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, (ii) CAF, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in paragraph 9). Registered Securities issued in exchange for this Global Security will be registered in such names, and issued in such denominations (of one thousand [US Dollars ] ([USD]1,000.00) and integral multiples thereof), as an authorized representative of DTC shall request.]‡

*	Include if floating rate note provisions are not applicable.
†	Include if floating rate note provisions are applicable.
‡	Include if a Global Security.

[Subject, in the case of this Global Security, to the preceding paragraph, transfer]* [Transfer] of this [Global] Security is registrable on the Security Register upon surrender of this [Global] Security for registration at the office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to CAF and the Fiscal Agent duly executed by, the Holder hereof or his attorney duly authorized in writing. Upon such surrender of this [Global] Security for registration of transfer, CAF shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new registered Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount, and registered in such name or names as may be requested [(subject, in the case of this Global Security, to the preceding paragraph)]. CAF and the Fiscal Agent may deem and treat the registered owner hereof as the absolute owner hereof (notwithstanding any notice of ownership or writing hereon made by anyone other than CAF or the Fiscal Agent) for the purposes of receiving payment hereon or on account hereof and for all other purposes whether or not this [Global] Security shall be overdue. CAF covenants that, at all times so long as this [Global] Security shall be outstanding, it shall maintain in The City of New York an office or agency for the registration and registration of transfers, as aforesaid, of the registered Securities. CAF has appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York for such purpose and has agreed to cause to be kept at such office a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, CAF shall provide for such registration and registration of transfers.

In the manner and subject to the limitations and upon payment of the charges (if any) provided in the Fiscal Agency Agreement and this [Global] Security, registered Securities may be exchanged for a like aggregate principal amount of registered Securities of other authorized denominations but may never be exchanged for coupon Securities. CAF covenants that it shall maintain at all times so long as this [Global] Security shall be outstanding, in The City of New York, an office or agency where registered Securities may be surrendered in exchange for registered Securities in other authorized denominations. CAF has appointed the corporate trust office of the Fiscal Agent, in The City of New York, as its agent for such purposes.

No registrations of transfers or exchanges of Securities shall be made for a period of 15 days preceding any interest payment date.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of CAF, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange [(except that a Security not in global form issued upon any registration of transfer or exchange of this Global Security shall not be subject or entitled to the provisions set forth in this Global Security relating to Securities in global form)]*. Any new Security delivered pursuant to this Paragraph 6 shall be so dated that neither gain nor loss in interest shall result from such registration or exchange.

No service charge shall be made to any Holder for any such exchange or registration of transfer, but CAF may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

*	Include if Global Security

7. In case any Security [(including this Global Security)] shall at any time become mutilated or destroyed or stolen or lost, then, provided that such Security, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal Agent in The City of New York, a replacement Security of like tenor and principal amount will be issued by CAF and, at its request, authenticated and delivered by the Fiscal Agent at the office of the Fiscal Agent, in The City of New York, in exchange for the Security so mutilated, or in lieu of the Security so destroyed or stolen or lost; and provided however that, in the case of destroyed, stolen or lost Securities, (i) CAF or the Fiscal Agent shall not have received notice that such Securities have been acquired by a bona fide purchaser, and (ii) CAF and the Fiscal Agent shall have received evidence satisfactory to them that such Securities were destroyed, stolen or lost, and, if required, shall also have received an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a replacement Security shall be borne by the owner of the Security mutilated, destroyed, stolen or lost. In case such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, CAF in its discretion may, instead of issuing a new Security, pay or cause to be paid such Security.

Any new Security delivered pursuant to this Paragraph 7 shall be so dated that neither gain nor loss in interest shall result from such replacement.

Upon the issuance of any new Security under this Paragraph 7, CAF may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph 7 in lieu of any mutilated, destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of CAF, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

The provisions of this Paragraph 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

8. In order to provide for the payment of the principal of and the interest on the Securities as the same shall become due, CAF does hereby agree to pay to the Fiscal Agent at its corporate trust office in The City of New York, in immediately available funds in [US Dollars] or in such other coin or currency of [the United States of America] as at the time of payment is legal tender for the payment therein of public and private debts, the amounts set forth below in this paragraph, to be held in trust and applied by the Fiscal Agent as hereinafter set forth: (a) CAF shall pay to the Fiscal Agent at least one (1) full Business Day prior to each interest payment date an amount sufficient to pay the interest becoming due on all Securities on such interest payment date and the Fiscal Agent shall apply the amounts so paid to it to the payment of such interest on such interest payment date; and (b) at least one (1) full Business Day prior to the maturity date of the Securities, CAF shall pay to the Fiscal Agent an amount which, together with any monies then held by the Fiscal Agent and available for the purpose, shall be equal to the entire amount of interest and principal to be due on such maturity date on the Securities then outstanding, and the Fiscal Agent shall apply such amount to the payment of interest on and principal of such Securities in accordance with the terms thereof.

Any monies paid by CAF to the Fiscal Agent for the payment of the principal of or interest on any Securities and remaining unclaimed at the end of two (2) years after such principal or interest shall have become due and payable and provision for such payment shall have been made shall then be repaid to CAF, and upon such repayment the aforesaid trust shall terminate and all liability of the Fiscal Agent with respect to such monies shall thereupon cease, without, however, limiting in any way the unconditional obligation of CAF to pay the principal of and interest on this [Global] Security as the same shall become due.

9. If an Event of Default (as defined below) occurs, each Holder of Securities may, by written notice to CAF and the Fiscal Agent, declare the principal of and any accrued interest on the Securities held by it to be, and such principal and accrued interest shall thereupon become, immediately due and payable, unless prior to receipt of such notice by CAF all Events of Default in respect of such Securities shall have been cured. If all such Events of Default shall have been cured following such declaration, such declaration may be rescinded by any such Holder with respect to such previously accelerated Securities upon delivery of written notice of such rescission to CAF and the Fiscal Agent.

An “Event of Default” is: (a) a failure to pay any principal of or interest on the Securities when due and the continuance of such failure for 30 days; (b) a failure to perform or observe any material obligation under or in respect of the Securities or the Fiscal Agency Agreement and the continuance of such failure for a period of 90 days after written notice thereof has been delivered to CAF and to the Fiscal Agent by the Holder of any Security; (c) a failure to pay any amount in excess of one hundred million US Dollars (USD100,000,000.00) (or the equivalent thereof in any other currency or currencies) of principal or interest or premium in respect of any indebtedness incurred, assumed or guaranteed by CAF as and when such amount becomes due and payable and the continuance of such failure until the expiration of any applicable grace period or 30 days, whichever is longer; or (d) the acceleration of any indebtedness incurred or assumed by CAF with an aggregate principal amount in excess of one hundred million US Dollars (USD100,000,000.00) (or the equivalent thereof in any other currency or currencies) by any holder or holders thereof.

10. The Fiscal Agency Agreement and the terms and conditions of the Securities may be modified or amended by CAF and the Fiscal Agent, without the consent of the Holders of the Securities, for the purpose of adding to the covenants of CAF for the benefit of the Holders, surrendering any right or power conferred upon CAF, securing the Securities pursuant to the requirements of the Securities or otherwise, effecting the issue of further Securities as described in paragraph 15, curing any ambiguity, correcting or supplementing any defective provision therein, or for any purpose that CAF deems necessary or desirable and that shall not adversely affect the interests of the Holders of the Securities in any material respect, to all of which the Holder of this Security shall, by acceptance hereof, consent.

CAF may modify any of the terms or provisions contained in the Securities in any way with the written consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time outstanding, provided, however, that no such action may, without the consent of the Holder of each Security affected thereby, (a) change the due date for the payment of the principal of or of any installment of interest on the Securities, (b) reduce the principal amount of the Securities, the portion of such principal that is payable upon acceleration of the maturity of such Security or the interest rate thereon, (c) change the currency or place of payment of principal of or interest on the Securities, (d) reduce the proportion of the principal amount of the Securities the vote or consent of the Holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or therein to be made, taken or given, or (e) change the obligation of CAF to pay additional amounts.

11. CAF hereby certifies and declares that all acts and conditions required to be performed and to have happened precedent to the creation and issuance of this Global Security, and to constitute the same the valid and legally binding obligation of CAF in accordance with its terms, have been performed and have happened in due and strict compliance with the Constitutive Agreement of CAF.

12. All notices will be delivered by CAF in writing to each Holder of the Securities. [If at the time of any such notice the Securities are represented by this Global Security, such notice shall be delivered to DTC and shall be deemed to have been given three Business Days after delivery to DTC. If at the time of any such]* [Such] notice the Securities are not represented by any Global Security, such notice shall be delivered to the Holders of the Securities and in such case shall be deemed to have been given three Business Days after the mailing of such notice by first class mail.

13. This [Global] Security shall not become valid or obligatory for any purpose unless and until this [Global] Security has been authenticated by The Bank of New York Mellon, or its successor, as Fiscal Agent.

14. This [Global] Security shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

15. CAF may at any time or from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such Securities) and so that such further Securities shall be consolidated and form a single issue with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

16. CAF has appointed CT Corporation System in The City New York as its authorized agent upon which process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City and State of New York by the Fiscal Agent or the Holder of a Security, and, subject to the last sentence of this paragraph 16, CAF hereby expressly accepts the jurisdiction of any such court in respect of any such action. CAF hereby agrees to keep such appointment in force at all times while this or any other Security shall be outstanding. CAF hereby waives irrevocably any immunity (except for immunity from execution prior to final judgment) to which it might otherwise be entitled in any action based on the Securities which may be instituted by the Holder of any Security in any State or Federal court in The City and State of New York. Anything in the Fiscal Agency Agreement or this [Global] Security to the contrary notwithstanding, such appointment of an authorized agent for service of process and such waiver of immunity shall not be interpreted to include actions brought under the United States Federal securities laws.

*    *    *    *    *

*	Include if a Global Security.

IN WITNESS WHEREOF, CAF has caused this Global Security to be executed with the signature of the Director of Financial Policies and International Issues of CAF, all in The City of New York, State of New York, United States of America.

Dated:

CORPORACIÓN ANDINA DE FOMENTO

By:	[Executive President]

[FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Securities referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON, as Fiscal Agent

By:	Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto (name and address including zip code and taxpayer I.D. or Social Security Number of assignee)

the within Security and does hereby irrevocably constitute and appoint to transfer such Security on the books kept for registration thereof with full power of substitution in the premises.

Dated:                                                                                                                            *

Signature Guaranteed:

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Security in every particular, without alteration, enlargement or any change whatsoever.